UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☒	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

CARMAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 11, 2026, CarMax, Inc. (“CarMax”) issued the following press release.

CarMax Issues Statement on Engagement with Starboard Value

RICHMOND, Va.-- CarMax, Inc. (NYSE: KMX) (“CarMax” or the “Company”), today confirmed that its Board of Directors (the “Board”) received a notice from Starboard Value LP (“Starboard”), nominating two directors for election to the Company’s Board at the 2026 Annual Meeting of Shareholders and issued the following statement.

“CarMax has been taking the necessary steps to ensure that this business delivers on its potential and is responsive to shareholders,” said Tom Folliard, Executive Chair of the Board. “Our engagement with Starboard to date has been productive and we remain focused on continued constructive conversations. We are pleased that Starboard agrees with our Board that Keith is the right leader to deliver on the potential of this business.”

The CarMax Board has taken a series of steps to improve the performance of the business, including accelerating its succession planning in early November by installing interim leadership of David McCreight and Tom Folliard. On February 12, the Board appointed Keith Barr as the next CEO of CarMax, who will start in his role on March 16. The Board remains committed to providing active oversight to enhance long-term shareholder value.

CarMax’s Board of Directors will present its recommendation on the proposed nominees in due course. CarMax shareholders are not required to take any action at this time.

BofA Securities, Inc. and Goldman Sachs & Co. LLC are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to CarMax.

About CarMax

CarMax, the nation’s largest retailer of used autos, revolutionized the automotive retail industry by driving integrity, honesty and transparency in every interaction. The company offers a truly personalized experience with the option for customers to do as much, or as little, online and in-store as they want. During the fiscal year that ended February 28, 2025, CarMax sold approximately 790,000 used vehicles and 540,000 wholesale vehicles at its auctions. In addition, CarMax Auto Finance originated more than $8 billion in auto loans during fiscal 2025, adding to its nearly $18 billion portfolio. CarMax has 250 store locations, over 30,000 associates, and is proud to have been recognized for 21 consecutive years as one of the Fortune 100 Best Companies to Work For®. CarMax is committed to helping its communities thrive and reducing the environmental footprint of its operations. Learn more in the 2025 Responsibility Report. For more information, visit www.carmax.com.

Investors:

David Lowenstein, Vice President, Investor Relations

investor_relations@carmax.com, (804) 747-0422 x7865

Media:

pr@carmax.com, (855) 887-2915

On March 11, 2026, CarMax sent the following communication to CarMax employees.

As you may have seen, today we issued a press release in response to Starboard Value LP’s investment in CarMax and their nomination of two directors for election to the Board of Directors.

As a publicly traded company, our Board of Directors and Investor Relations team routinely engage with shareholders. While private conversations are more common, occasionally, a shareholder may express their views publicly or submit proposals that seek to add new directors to our Board. We have been engaging open-mindedly with Starboard to understand their perspectives. They have the same goal as we do: to deliver on CarMax’s potential.

As you know, recent performance has not met our expectations. That is why we have taken tangible steps to strengthen the business, solidifying our foundation for future growth. With Keith Barr joining as our CEO on Monday, we’re confident that his fresh perspectives and our fundamental strengths will enable us to improve performance.

While I know that news like this can be distracting for you and your teams, this news is not expected to have any impact on your day-to-day responsibilities. It’s important that we continue our focus on advancing our strategic priorities and creating an iconic experience for our customers.

This topic is being covered by the news media, which may continue in the coming days and weeks. In the event you are contacted by a reporter or investor, please contact Public Relations (pr@carmax.com) in compliance with the One Voice Policy, or the Investor Relations team (investor_relations@carmax.com).

You may also use the FAQ below to respond to Associate questions. There is no need to proactively cascade this information.

Thank you for your support and for your leadership.

Associate FAQ: Recent News About Starboard Value and CarMax

For response to Associate questions.

1. I heard news about CarMax and Starboard Value. What’s going on?

Starboard Value, an investment firm, has made an investment in the company and has nominated two people to stand for election to CarMax’s Board of Directors at the 2026 Annual Meeting of Shareholders. This nomination is part of the normal process for a publicly traded company and its shareholders.

2. What does Starboard want?

Starboard has expressed interest in CarMax’s performance and long-term potential and has nominated two directors for consideration. CarMax has been engaging with them openly to understand their perspective, just as we do with other shareholders. Both CarMax and Starboard share the same goal: to see the company deliver on its full potential.

3. Is this unusual or something to be worried about?

Engagement with shareholders is a normal part of being a publicly traded company. While it’s less common for a shareholder to share views publicly or nominate directors, the Board is experienced in managing these situations and remains focused on the long-term success of CarMax. We’re confident in Keith Barr as our new leader, and in the direction we’re headed as a company.

4. How are we responding?

CarMax’s Board of Directors and Investor Relations team have been in constructive conversations with Starboard, and today CarMax responded publicly with a short statement. The Board will evaluate the situation carefully and share its recommendation on the proposed Board nominees in due course.

5. Does this change our leadership or strategy?

No. We’re looking forward to welcoming Keith Barr on Monday as our new President and CEO and continuing our targeted efforts to strengthen the business.

6. Does this affect my job, pay, or benefits?

This has no impact on our day-to-day operations. There are no changes to jobs, compensation, or benefits.

7. What happens next?

CarMax’s Board of Directors and Investor Relations team will continue engaging with Starboard, just as they do with shareholders generally. The engagement has been constructive to date, and we expect it to remain so going forward. We will keep you posted as appropriate. We’ll continue our focus on delivering iconic experiences; supporting one another and our customers; and continuing our efforts to advance our strategic priorities and strengthen the business. And we look forward to welcoming Keith as our new President and CEO on Monday!

8. What should I do if someone asks me about this?

If you’re contacted by a reporter, investor, or outside party, do not comment. Please contact Public Relations (pr@carmax.com) in compliance with the One Voice Policy, or the Investor Relations team (investor_relations@carmax.com).

Forward-Looking Statements

We caution readers that the statements contained in this communication that are not statements of historical fact, including statements about our future business plans, operations, challenges, opportunities or prospects, including without limitation any statements or factors regarding our preliminary financial outlook and results, expected succession matters, operating capacity, sales, inventory, market share, financial and operational targets and goals, revenue, margins, expenses, liquidity, loan originations, capital expenditures, share repurchase plans, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “enable,” “estimate,” “expect,” “focused on,” “intend,” “may,” “outlook,” “plan,” “positioned,” “predict,” “should,” “target,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge, expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.

For details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Additional Information

CarMax, Inc. (“CarMax”) plans to file a proxy statement and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) and its solicitation of proxies for CarMax’s director nominees and for other matters to be voted on. CarMax may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2026 Annual Meeting.  CARMAX SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the proxy statement, any amendments or supplements to the proxy statement and other documents (including the WHITE proxy card) as and when filed by CarMax with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by CarMax with the SEC also may be obtained free of charge at CarMax’s investor relations website at https://investors.carmax.com/ir-home/default.aspx or upon written request sent to CarMax, Inc., 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Investor Relations Department.

Certain Information Regarding Participants in the Solicitation

CarMax, its directors, certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from CarMax shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in CarMax, by securities holdings or otherwise, is available in CarMax’s proxy statement for the 2025 annual meeting of shareholders, which was filed with the SEC on May 8, 2025 (the “2025 Proxy Statement”), including in the sections captioned “Compensation Discussion and Analysis,” “Director Compensation,” “Compensation Tables” and “CarMax Share Ownership,” in CarMax’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025, filed with the SEC on April 11, 2025, and in CarMax’s Current Reports on Form 8-K filed with the SEC from time to time. To the extent that CarMax’s directors and executive officers have acquired or disposed of CarMax securities since the applicable “as of” date disclosed in the 2025 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC, including: Form 4 filed by Peter J. Bensen on July 2, 2025; Form 4 filed by Sona Chawla on July 2, 2025; Form 4s filed by Thomas J. Folliard on July 2, 2025 and December 30, 2025; Form 4 filed by Shira Goodman on July 2, 2025; Form 4s filed by Mark F. O’Neil on July 2, 2025 and October 6, 2025; Form 4s filed by David W. McCreight on July 2, 2025 and December 30, 2025; Form 4 filed by Pietro Satriano on July 2, 2025; Form 4 filed by Marcella Shinder on July 2, 2025; Form 4s filed by Mitchell D. Steenrod on July 2, 2025 and October 3, 2025; and Form 4s filed by John M. Stuckey III on July 7, 2025 and July 9, 2025.